                                                                   EXHIBIT 10.20

                        PERKINS FAMILY RESTAURANTS, L.P.
                           DEFERRED COMPENSATION PLAN

                                                                               .
                                                                               .
                                                                               .

                        PERKINS FAMILY RESTAURANTS, L.P.
                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

Section                                                                         Page
ARTICLE 1 Definitions.........................................................    1
    1.1   Account.............................................................    1
    1.2   Administrator.......................................................    1
    1.3   Beneficiary.........................................................    1
    1.4   Board...............................................................    1
    1.5   Bonus...............................................................    1
    1.6   Code................................................................    1
    1.7   Compensation........................................................    2
    1.8   Deferrals...........................................................    2
    1.9   Deferral Election...................................................    2
   1.10   Disability..........................................................    2
   1.11   Discretionary Contribution..........................................    2
   1.12   Effective Date......................................................    2
   1.13   Eligible Employee...................................................    2
   1.14   Employee............................................................    2
   1.15   Employer............................................................    2
   1.16   Enrollment Period...................................................    2
   1.17   Investment Fund or Funds............................................    3
   1.18   Long Term Incentive Bonus...........................................    3
   1.19   Matching Contribution...............................................    3
   1.20   Participant.........................................................    3
   1.21   Plan................................................................    3
   1.22   Plan Year...........................................................    3
   1.23   Retirement..........................................................    3
   1.24   Salary..............................................................    3
   1.25   Trust...............................................................    3
   1.26   Trustee.............................................................    4
   1.27   Years of Service....................................................    4

ARTICLE 2 Participation.......................................................    4
    2.1   Designation as Eligible Employee....................................    4
    2.2   Commencement of Participation.......................................    4
    2.3   Loss of Eligible Employee Status....................................    5

ARTICLE 3 Contributions.......................................................    5
    3.1   Deferrals...........................................................    5
    3.2   Matching Contribution...............................................    6
    3.3   Discretionary Contribution..........................................    6

                                                                   October, 1998

    3.4    Time of Contributions...............................................    7
    3.5    Form of Contributions...............................................    7

ARTICLE 4  Vesting.............................................................    7
    4.1    Vesting of Deferrals................................................    7
    4.2    Vesting of Matching and Discretionary Contributions.................    8
    4.3    Amounts Not Vested..................................................    8
    4.4    Change in Control...................................................    8

ARTICLE 5  Accounts............................................................    9
    5.1    Accounts............................................................    9
    5.2    Investments, Gains and Losses.......................................   10
    5.3    Forfeitures.........................................................   11

ARTICLE 6  Distributions.......................................................   11
    6.1    Distribution Election...............................................   11
    6.2    Payment Options.....................................................   11
    6.3    Commencement of Payment upon Death, Disability or Termination.......   13
    6.4    Minimum  Distribution...............................................   13
    6.5    Early Distribution and Penalty......................................   13

ARTICLE 7  Beneficiaries.......................................................   14
    7.1    Beneficiaries.......................................................   14
    7.2    Lost Beneficiary....................................................   14

ARTICLE 8  Funding.............................................................   15
    8.1    Prohibition Against Funding.........................................   15
    8.2    Deposits in Trust...................................................   15
    8.3    Indemnification of Trustee..........................................   15
    8.4    Withholding of Employee Contributions...............................   16

ARTICLE 9  Claims Administration...............................................   16
    9.1    General.............................................................   16
    9.2    Claim Review........................................................   16
    9.3    Right of Appeal.....................................................   17
    9.4    Review of Appeal....................................................   17
    9.5    Designation.........................................................   17
    9.6    Arbitration.........................................................   17

ARTICLE 10 General Provisions..................................................   17
   10.1    Administrator.......................................................   17
   10.2    No Assignment.......................................................   18
   10.3    No Employment Rights................................................   19
   10.4    Incompetence........................................................   19
   10.5    Identity............................................................   19
   10.6    Other Benefits......................................................   19

                                                                   October, 1998

 10.7 No Liability........................................................   19
 10.8 Expenses............................................................   20
 10.9 Insolvency..........................................................   20
10.10 Amendment and Termination...........................................   20
10.11 Employer Determinations.............................................   20
10.12 Construction........................................................   21
10.13 Governing Law.......................................................   21
10.14 Severability........................................................   21
10.15 Headings............................................................   21
10.16 Terms...............................................................   22

                                                                   October, 1998

                        PERKINS FAMILY RESTAURANTS, L.P.
                           DEFERRED COMPENSATION PLAN

      Perkins Family Restaurants, L.P., a Delaware Limited Partnership, or its successor (the "Employer"), hereby adopts the Perkins Family Restaurants, L.P. Deferred Compensation Plan (the "Plan") for the benefit of a select group of management or highly compensated employees. This Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended. This Plan is effective December 30, 1998.

                                    ARTICLE 1
                                   DEFINITIONS

1.1 ACCOUNT. The bookkeeping account established for each Participant as provided in Section 5.1 hereof.

1.2 ADMINISTRATOR. Administrator or Plan Administrator means the individual or committee appointed to administer the Plan pursuant to Section 10.1.

1.3 BENEFICIARY. The person, persons, trust or other entity a Participant designates by written revocable designation filed with the Administrator to receive payments in event of his or her death.

1.4   BOARD. The Board of Directors of the General Partner.

1.5 BONUS. Compensation which is designated as such by the Employer and which relates to services performed by an Eligible Employee in addition to his or her Salary and Long Term Incentive Bonus, including any pretax elective deferrals from said Bonus to any Employer sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code Section 401(k) or cafeteria plan under Code Section 125.

1.6   CODE. The Internal Revenue Code of 1986, as amended.

1.7 COMPENSATION. The Participant's earned income, including Salary, Bonus, Long Term Incentive Bonus and other remuneration from the Employer.

1.8 DEFERRALS. The portion of Compensation that a Participant elects to defer in accordance with Section 3.1 hereof.

1.9 DEFERRAL ELECTION. The separate written agreement, submitted to the Administrator, by which an Eligible Employee agrees to participate in the Plan and make Deferrals thereto. The Deferral Election will specify the amount or percentage of Compensation that a Participant chooses to defer.

1.10 DISABILITY. Any medically determinable physical or mental disorder that renders a Participant incapable of continuing in the employment of the Employer in his or her regular duties of employment, as determined by the Administrator in its sole discretion.

1.11  DISCRETIONARY CONTRIBUTION. An Employer Contribution as described in
      Section 3.3 hereof.

1.12  EFFECTIVE DATE. January 1, 1999.

1.13 ELIGIBLE EMPLOYEE. Each Employee designated by the Administrator pursuant to Section 2.1 as eligible to participate in the Plan.

1.14  EMPLOYEE. Any person employed by the Employer.

1.15 EMPLOYER. Perkins Family Restaurants, L.P., and its affiliates or successors.

1.16  ENROLLMENT PERIOD

      A. For individuals who are Eligible Employees prior to the commencement of a given Plan Year, Enrollment Period means the period set by the Administrator which ends prior to the first day of a Plan Year.

      B. With respect to an Eligible Employee designated as such by the Employer effective as of any day after the first day of a Plan Year, Enrollment Period means the period beginning with the date of his/her designation as an Eligible

            Employee, and ending prior to the first day such Eligible Employee's participation in the Plan commences.

1.17 INVESTMENT FUND OR FUNDS. Each investment(s) which serves as a means to measure value, increases or decreases with respect to a Participant's Accounts.

1.18 LONG TERM INCENTIVE BONUS. Compensation which is designated as such by the Employer and which relates to services performed by an Eligible Employee during an incentive period defined according to the Employer's Long Term Incentive Plan in addition to his or her Salary and Bonus, including any pretax elective deferrals from said Bonus to any Employer sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code Section 401(k) or cafeteria plan under Code Section 125.

1.19  MATCHING CONTRIBUTION. An Employer contribution as described in Section
      3.2 hereof.

1.20  PARTICIPANT. An Eligible Employee who is a Participant as provided in
      Article 2.

1.21  PLAN. The Perkins Family Restaurants Deferred Compensation Plan.

1.22  PLAN YEAR. January 1 through December 31.

1.23 RETIREMENT. Retirement means the termination of the Participant's employment with the Employer for any reason other than death or Disability
      (i) at any time after attaining the age of sixty-five (65), or (ii) if the Participant has at least five (5) Years of Service with the Employer, at any time after attaining age fifty-five (55).

1.24 SALARY. An Eligible Employee's base salary rate or rates in effect at any time during a Plan Year, including any pretax elective deferrals from Salary to any Employer sponsored plan that includes amounts deferred under a Deferral Election or a qualified cash or deferred arrangement under Code
      Section 401(k) or cafeteria plan under Code Section 125.

1.25 TRUST. The agreement between the Employer and the Trustee under which the assets of the Plan are held, administered and managed, which shall conform to the terms of Rev. Proc. 92-64.

1.26 TRUSTEE. Union Planter's Trust Department, or such other successor that shall become trustee pursuant to the terms of the Plan.

1.27 YEARS OF SERVICE. A Participant's "Years of Service" shall be measured by the total number of full twelve (12) month periods that an individual has been an Employee.

                                   ARTICLE 2
                                 PARTICIPATION

2.1 DESIGNATION AS ELIGIBLE EMPLOYEE. The Administrator shall from time to time specify one or more persons from a select group of management or highly compensated employees as Eligible Employees provided, however, the Employer shall not discriminate against any Employee becoming eligible under this provision on any basis prohibited by law. Such specification shall be in writing, with a copy delivered to the Employer and the person designated as eligible, and shall set the date as of when the person becomes eligible.

      For the initial Plan Year, and for subsequent Plan Years until the Administrator otherwise directs, an Eligible Employee shall mean each Employee who is designated as such by the Employer and holds a position as Officer, Director, Regional Manager, or Franchise Consultant.

      An individual's designation as an Eligible Employee may be revoked at any time upon written notice of the Administrator to such individual.

2.2 COMMENCEMENT OF PARTICIPATION. Each Eligible Employee shall become a Participant at the earlier of the first day of the Plan Year or the date on which his or her Deferral Election first becomes effective.

2.3   LOSS OF ELIGIBLE EMPLOYEE STATUS.

      (a) A Participant who is no longer an Eligible Employee shall not be permitted to submit a Deferral Election and all Deferrals for such Participant shall cease as of the end of the Plan Year in which such Participant is determined to no longer be an Eligible Employee.

      (b) Amounts credited to the Account of a Participant described in subsection (a) shall continue to be held pursuant to the terms of the Plan and shall be distributed as provided in Article 6.

      (c) A Participant who is no longer an Eligible Employee shall continue to receive quarterly statements, and shall retain the right to make changes in investment selection according to Section 5.2.

                                    ARTICLE 3
                                  CONTRIBUTIONS

3.1   DEFERRALS.

      (a) On an annual basis, each Participant may authorize the Employer to reduce his/her future Compensation by an amount or percentage not to exceed an amount allowed for the Plan Year as established by the Employer, and to have a corresponding amount credited to his/her Accounts, in accordance with Article 5, by filing a Deferral Agreement with the Administrator during his/her initial Enrollment Period or any subsequent Enrollment Period preceding the Plan Year during which such Compensation will be earned.

      (b) Each Eligible Employee shall deliver an annual Deferral Election to the Employer before any Deferrals can become effective. Such Deferral Election shall be void with respect to any Deferral unless submitted before the beginning of the Plan Year during which the amount to be deferred will be earned; provided, however, that in the year in which the Plan is first adopted or an Employee is first eligible to participate, such Deferral Election shall be filed within thirty (30) days of the date on which the Plan is adopted or the date on which an Employee is first eligible to participate, respectively, with respect to Compensation earned during the remainder of the calendar year.

      (c)   The Deferral Election shall, subject to the limitation set forth in
            Section 3.1(a) hereof, designate the amount or percentage of Compensation deferred by each Participant, the beneficiary or beneficiaries of the Participant and such other items as the Administrator may prescribe. Such Deferral Elections shall remain effective for the Plan Year.

      (d) The minimum amount of Compensation that may be deferred each Plan Year is one thousand dollars ($1,000).

      (e) The maximum amount of Compensation that may be deferred each Plan Year is fifty percent (50%) of the Participant's Salary, seventy-five percent (75%) of the Participant's Bonus, and fifty percent (50%) of the Participant's Long Term Incentive Bonus.

3.2 MATCHING CONTRIBUTION. At its sole and absolute discretion, the Employer may elect to make a Matching Contribution to the Accounts of some or all of the Participants. The amount of the Matching Contribution, if any, shall be determined by the Employer annually and communicated to all Eligible Employees. For the initial Plan Year and for subsequent Plan Years until the administrator otherwise directs, the Matching Contribution shall equal $1.00 for every dollar of Compensation that the Participant elects to defer under Section 3.1 (a) above up to three percent (3%) of the Participant's Compensation deferred under Section 3.1 (a) above. Notwithstanding, for the initial year of the plan there shall be a maximum Matching Contribution per Participant determined as up to 3% of the limit set forth under Internal Revenue Code Section 401(a)(17). Thereafter, the Employer shall establish an annual maximum Matching Contribution. Such Matching Contribution shall be allocated to the Participant's Accounts at such Participant's election made in accordance with Section 5.1.

3.3 DISCRETIONARY CONTRIBUTION. At its sole and absolute discretion, the Employer may elect to make a Discretionary Contribution to the Account of some or all of the Participants. Nothing in this Plan, however, shall obligate the Employer to make Discretionary Contributions for the benefit of Plan Participants in any Plan Year, nor to make identical Discretionary Contributions for the benefit of Plan Participants in any Plan Year. The Employer expressly reserves the right to make Discretionary Contributions to such Plan Participants in such amount or such proportions as it deems warranted or appropriate; provided, however, the Employer shall not discriminate against any Plan Participant in making Contributions under this provision on any basis prohibited by law. Discretionary Contributions shall be allocated to the Participant's Accounts at such Participant's election made in accordance with Section
      5.1. Nothing in this Plan or any other agreement or document shall represent or be construed to represent an obligation or promise of the Employer to make Discretionary Contributions on behalf of a Participant at any time.

3.4   TIME OF CONTRIBUTIONS.

      (a) Deferrals and Matching Contributions shall be transferred to the Trust as soon as administratively feasible following the end of each month. The Employer shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

      (b) Discretionary Contributions shall be transferred to the Trust at such time as the Employer shall determine. The Employer shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

3.5 FORM OF CONTRIBUTIONS. All Deferrals, Matching Contributions and Discretionary Contributions to the Trust shall be made in the form of cash or cash equivalents of US currency.

                                    ARTICLE 4
                                    VESTING

4.1 VESTING OF DEFERRALS. A Participant shall have a vested right to the portion of his or her Account attributable to Deferrals and any earnings or losses on the investment of such Deferrals.

4.2   VESTING OF MATCHING AND DISCRETIONARY CONTRIBUTIONS.

      (a) Prior to the completion of three (3) years of service with the Employer, Participants shall have a zero percent (0%) vested right to the portions of his or her Account attributable to Matching Contributions. Upon completion of three years of service, Participants shall have a sixty percent (60%) vested right to the portions of his or her Account attributable to Matching Contributions. Upon completion of four (4) years of service, Participants shall have an eighty percent (80%) vested right to the portions of his or her Account attributable to Matching Contributions. Participants shall have a one hundred percent (100%) vested right to the portions of his or her Account attributable to Matching Contributions only after completion of five (5) years of service with the Employer.

      (b) At the time any Discretionary Contributions may be determined by the Administrator, the Administrator shall also determine any necessary instructions regarding the vesting of such amounts.

4.3 AMOUNTS NOT VESTED. Any amounts credited to a Participant's Account that are not vested at the time of his or her termination of employment with the Employer shall be forfeited.

4.4 CHANGE IN CONTROL. Upon a Change in Control, non-vested amounts shall immediately vest in full and accounts may be paid out in full within one
      (1) year immediately following the date of the Change in Control at the Participant's option.

      (a) "Change in Control" of the Employer shall mean the first to occur of any of the following:

            (i) Any transaction or series of transactions with any person or persons, including, but not limited to, any sale, exchange, or transfer, merger, consolidation, liquidation or other transaction which, upon the consummation thereof, results in the Employer or its shareholders on the date of the adoption of the Plan (taken as a single owner) owning, directly or indirectly, less than 50% of the outstanding voting securities of the Employer; or

            (ii) Any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all (meaning greater than 50%), of the assets of the Employer, other than any sale, lease, exchange or other transfer to any entity where the Employer or its shareholders on the date of the adoption of the Plan (taken as a single owner) owns, directly or indirectly, at least 50% of the outstanding voting securities of such entity after any such transfer, provided however, that a Change in Control shall not include the public offering by the Employer, or its equity owners, of equity interests of the Employer pursuant to a registration statement filed with the Securities and Exchange Commission; or

            (iii) At any point in time that Donald N. Smith is no longer
                  Chairman of the Board and Chief Executive Officer of the Employer;

                                    ARTICLE 5
                                    ACCOUNTS

5.1 ACCOUNTS. The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. The Administrator shall also establish subaccounts, as provided in subsection (a), (b), and/or (c), below, as elected by the Participant pursuant to Article 3.

      (a) A Retirement Account shall be established for each Participant. His or her Retirement Account shall be credited with Deferrals (as specified in the Participant's Deferral Election), any Matching and Discretionary Contributions allocable thereto and the Participant's allocable share of any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal, state and/or local tax withholding and any social security withholding tax as may be required by law.

      (b) A Participant may elect to establish one or more Education Accounts by designating a year in which the Education Account is to commence payments at the time the account is initially established. Each Participant's Education Account shall be credited with Deferrals (as specified in the Participant's

            Deferral Election), any Matching and Discretionary Contributions allocable thereto and the Participant's allocable share of any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal, state and/or local tax withholding and any social security withholding tax as may be required by law.

      (c) A Participant may elect to establish one or more Fixed Period Accounts by designating a year of payout at the time the account is initially established. The minimum initial deferral period for Fixed Period subaccounts shall be three (3) years. Each Participant's Fixed Period Account shall be credited with Deferrals (as specified in the Participant's Deferral Election), any Matching and Discretionary Contributions allocable thereto and the Participant's allocable share of any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal, state and/or local tax withholding and any social security withholding tax as may be required by law.

      (d) The maximum combined number of Education and/or Fixed Period subaccounts that a Participant may have at one time will be ten
            (10).

5.2   INVESTMENTS, GAINS AND LOSSES.

      (a) Trust assets shall be invested by the Trustee in accordance with written directions from the Employer. Such directions shall provide Trustee with the investment discretion to invest the above-referenced amounts within broad guidelines established by Trustee and Employer as set forth therein.

      (b) The Administrator shall adjust the amounts credited to each Participant's Account to reflect Deferrals, Matching Contributions, Discretionary Contributions, investment experience, distributions and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.

      (c) A Participant may direct that his or her Retirement Account, Education Account and or Fixed Period Account established pursuant to Section 5.1 may be valued as if they were invested in one or more Investment Funds in multiples of one percent (1%) of the balance in an Account. A Participant may change his or her selection of Investment Funds no more than six
            (6) times each Plan Year. An election shall be effective as soon as administratively feasible following the date of the change as indicated in writing by the Participant to the Administrator and communicated to the Trustee.

5.3 FORFEITURES. Any forfeitures from a Participant's Account shall continue to be held in the Trust, and shall be used at the Employer's discretion to reduce the Employer's future Matching and Discretionary Contributions and /or administrative expenses under the Plan. If no such further contributions will be made, then such forfeitures shall be returned to the Employer.

                                    ARTICLE 6
                                  DISTRIBUTIONS

6.1 DISTRIBUTION ELECTION. Each Participant shall designate on his or her Deferral Election the timing of his or her distribution by indicating the type of account as described under Section 5.1. A Participant may not modify, alter, amend or revoke such designation for a Plan Year after such Plan year begins. Further, amounts in one Account cannot be transferred to another Account. Each Participant shall also designate the manner in which Retirement Account payments shall be made from the choices available under
      Section 6.2 (a) hereof.

6.2   PAYMENT OPTIONS.

      (a) Retirement Account payments shall commence as soon as administratively feasible immediately after the Participant's Retirement. The Participant may elect any one of the following forms of payment so long as the election is made in writing, delivered to the Administrator at least one year prior to the year in which the Participant's benefit becomes payable.

            (i) The normal form of payment of benefits hereunder, and the form of payments to be used if no other election is made, shall be a single lump-sum distribution of the value of the Participant's Retirement Account.

            (ii) A Participant entitled to a benefit hereunder may elect to receive his/her Retirement Account in substantially equal annual installments over a period not to exceed five (5) years.

                  The amount of the substantially equal payments described above shall be determined by multiplying the Participant's Retirement Account by a fraction, the denominator of which in the first year of payment equals the number of years over which benefits are to be paid, and the numerator of which is one (1).

                  The amounts of the payments for each succeeding year shall be determined by multiplying the Participant's Retirement
                  Account as of the applicable anniversary of the Participant's Retirement Date by a fraction, the denominator of which equals the number of remaining years over which benefits are to be paid, and the numerator of which is one (1).

            (iii) A Participant entitled to a benefit hereunder may elect to defer commencement of any distribution of his/her Retirement Account for a period not to exceed three (3) years after retirement. Amounts credited to the Retirement Account of a Participant in this subsection shall continue to be held pursuant to the terms and conditions of this Plan.

      (b) Education Account payouts shall be paid in four annual installments commencing June 30 (or as soon as administratively feasible) of the calendar year selected by the Participant and the three (3) anniversaries thereof in the following amounts:

                   Year 1                25% of the account balance
                   Year 2                33% of the account balance
                   Year 3                50% of the account balance
                   Year 4               100% of the account balance

      (c) Fixed Period Account payouts shall be paid in one lump sum payment on January 31 (or as soon as administratively feasible) of the calendar year selected by the Participant on his or her Deferral Election.

      (d) If a Participant's employment is terminated for any reason (including Disability) other than Retirement and such Participant has a balance in his/her Fixed Account and/or Education Account, such balance shall be transferred to his/her Retirement Account and distributed as soon as administratively feasible in one lump sum payment.

6.3   COMMENCEMENT OF PAYMENT UPON DEATH, DISABILITY OR TERMINATION.

      (a) Upon the death of a Participant, all vested and non-vested amounts credited to his or her Account(s) shall be paid, as soon as administratively feasible, to his or her Beneficiary or Beneficiaries, as determined under Article 7 hereof, in a lump sum.

      (b) Upon the Disability, of a Participant, all vested and non-vested amounts credited to his or her Account(s) shall be paid to the Participant in a lump-sum payment.

      (c) Upon the termination of employment of a Participant, all vested amounts credited to his or her Account(s) shall be paid to the Participant in a lump-sum payment, as soon as administratively feasible.

6.4   MINIMUM DISTRIBUTION.

      (a) Notwithstanding any provision to the contrary, if the vested balance of a Participant's Account at the time of a termination due to Retirement is less than $10,000, then the Participant shall be paid his or her benefits as a single lump sum as soon as administratively feasible following termination.

      (b) Notwithstanding any provision to the contrary, if the balance of a Participant's Education Account at the time benefit payments are to commence is less than $4,000, then the Participant shall be paid such Education Account benefits as a single lump sum as soon as administratively feasible following commencement date.

6.5 EARLY DISTRIBUTION AND PENALTY. A Participant may elect to receive a distribution of up to ninety percent (90%) of the vested amounts in his or her Account on a date prior to that established under the Plan. If such an early distribution is requested, the Plan

      Administrator shall deduct from the Participant's account an additional ten percent (10%) of the vested amount withdrawn. This additional amount withdrawn by the Plan Administrator shall be considered an early distribution penalty, and shall be treated as forfeited by the Participant.

                                    ARTICLE 7
                                  BENEFICIARIES

7.1 BENEFICIARIES. Each Participant may from time to time designate one or more persons (who may be any one or more members of such person's family or other persons, administrators, trusts, foundations or other entities) as his or her Beneficiary under the Plan. Such designation shall be made on a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous Beneficiary designation, without notice to or consent of any previously designated Beneficiary, by amending his or her previous designation on a form prescribed by the Administrator. If no person shall be designated by the Participant as a Beneficiary, or if the designated Beneficiary shall not survive the Participant, payment of his/her interest shall be made to the Participant's estate. If more than one person is the beneficiary of a deceased Participant, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form.

7.2   LOST BENEFICIARY.

      (a) All Participants and Beneficiaries shall have the obligation to keep the Administrator informed of their current address (es) until such time as all benefits due have been paid.

      (b) If a Participant or Beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses, including but not limited to the retention of a locator / search firm) owed to the Participant or beneficiary shall be paid accordingly or, if a Beneficiary cannot be so located, then such amounts may be forfeited. Any such presumption of death shall be final, conclusive and binding on all parties. Notwithstanding the foregoing, if any such Beneficiary is located within five years from the date of any such forfeiture, such Beneficiary shall be entitled to receive the amount previously forfeited.

                                    ARTICLE 8
                                     FUNDING

8.1 PROHIBITION AGAINST FUNDING. Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and Beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Employer and the Participants, their Beneficiaries or any other person. Any such assets shall be and remain a part of the general, unpledged, unrestricted assets of the Employer, subject to the claims of its general creditors. It is the express intention of the parties hereto that this arrangement shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Employer itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Employer. The Employer or the Trust shall be designated the owner and beneficiary of any investment acquired in connection with its obligation under this Plan.

8.2 DEPOSITS IN TRUST. Notwithstanding paragraph 8.1, or any other provision of this Plan to the contrary, the Employer may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all contributions made pursuant to a Deferral Election by a Participant along with any Matching and Discretionary Contributions.

8.3   INDEMNIFICATION OF TRUSTEE.

      (a) The Trustee shall not be liable for the making, retention, or sale of any investment or reinvestment made by it, as herein provided, nor for any loss to, or diminution of, the Trust assets, unless due to its own negligence, willful misconduct or lack of good faith.

      (b) Such Trustee shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Trustee in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Trustee. The Trustee is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

8.4 WITHHOLDING OF EMPLOYEE CONTRIBUTIONS. The Administrator is authorized to make any and all necessary arrangements with the Employer in order to withhold the Participant's Deferrals under Section 3.1 hereof from his or her Compensation. The Administrator shall determine the amount and timing of such withholding.

                                    ARTICLE 9
                             CLAIMS ADMINISTRATION

9.1 GENERAL. If a Participant, Beneficiary or his/her representative is denied all or a portion of an expected Plan benefit for any reason and the Participant, Beneficiary or his/her representative desires to dispute the decision of the Administrator, he/she must file a written notification of his/her claim with the Administrator.

9.2 CLAIM REVIEW. Upon receipt of any written claim for benefits, the Administrator shall be notified and shall give due consideration to the claim presented. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice setting forth:

      (a)   the specific reason or reasons for denial of the claim;

      (b) a specific reference to the Plan provisions on which the denial is based;

      (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

      (d)   an explanation of the provisions of this Article.

9.3 RIGHT OF APPEAL. A claimant who has a claim denied under Section 9.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this section must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial under Section 9.2.

9.4 REVIEW OF APPEAL. Upon receipt of an appeal the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator feels such a hearing is necessary. In preparing for this appeal the claimant shall be given the right to review pertinent documents and the right to submit in writing a statement of issues and comments. After consideration of the merits of the appeal the Administrator shall issue a written decision which shall be binding on all parties subject to
      Section 9.6 below. The decision shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator's decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

9.5 DESIGNATION. The Administrator may designate any other person of its choosing to make any determination otherwise required under this Article.

9.6 ARBITRATION. A claimant whose appeal has been denied under Section 9.4 shall have the right to submit said claim to final and binding arbitration in the State of Tennessee pursuant to the rules of the American Arbitration Association. Any such requests for arbitration must be filed by written demand to the American Arbitration Association within sixty
      (60) days after receipt of the decision regarding the appeal. The costs and expenses of arbitration, including the fees of the arbitrators, shall be borne by the losing party. The prevailing party shall recover as expenses all reasonable attorney's fees incurred by it in connection with the arbitration proceeding or any appeals therefrom.

                                   ARTICLE 10
                               GENERAL PROVISIONS

10.1  ADMINISTRATOR.

      (a) Appointment of Administrator. The Company shall appoint an individual or a committee to serve as Administrator of the Plan. The Administrator may be removed by the Company at any time, and any individual may resign as Administrator at any time by submitting his/her resignation in writing to the Company. A new Administrator shall be appointed by the Company as soon as practicable in the event of a removal or resignation. Any person so appointed shall signify his/her acceptance by filing a written acceptance with the Company.

      (b) The Administrator is expressly empowered to limit the amount of compensation that may be deferred; to deposit amounts into trust in accordance with Section 8.2 hereof; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; to request any information from the Employer it deems necessary to determine whether the Employer would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator.

      (c) The Administrator shall not be liable for any actions by it hereunder, unless due to its own negligence, willful misconduct or lack of good faith.

      (d) The Administrator shall be indemnified and saved harmless by the Employer from and against all personal liability to which it may be subject by reason of any act done or omitted to be done in its official capacity as Administrator in good faith in the administration of the Plan and Trust, including all expenses reasonably incurred in its defense in the event the Employer fails to provide such defense upon the request of the Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, short of breach of duty to the beneficiaries.

10.2 NO ASSIGNMENT. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge encumbrance or charge, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachments or other legal process for or against any person, except to such extent as may be required by law.

10.3 NO EMPLOYMENT RIGHTS. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

10.4 INCOMPETENCE. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another individual for the Participant's benefit without responsibility of the Administrator or the Employer to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and the Trustee.

10.5 IDENTITY. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer, Administrator, and Trust incident to such proceeding or litigation shall be charged against the Account of the affected Participant.

10.6 OTHER BENEFITS. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

10.7 NO LIABILITY. No liability shall attach to or be incurred by any manager of the Employer, Trustee or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

10.8 EXPENSES. All expenses incurred in the administration of the Plan, whether incurred by the Employer or the Plan, shall be paid by the Employer.

10.9 INSOLVENCY. Should the Employer be considered insolvent (as defined by the Trust), the Employer, through its Board and chief executive officer, shall give immediate written notice of such to the Administrator of the Plan and the Trustee. Upon receipt of such notice, the Administrator or Trustee shall cease to make any payments to Participants who were Employees of the Employer or their beneficiaries and shall hold any and all assets attributable to the Employer for the benefit of the general creditors of the Employer.

10.10 AMENDMENT AND TERMINATION.

      (a) Except as otherwise provided in this section, the Employer shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, without the written consent of a Participant, a Participant's right to any amounts already credited to his or her Account, or lengthen the time period for a payout from an established Account, on the day before the effective date of such modification or termination. Following such termination, payment of such credited amounts may be made in a single sum payment if the Employer so designates. Any such decision to pay in a single sum shall apply to all Participants.

      (b) A Participant shall have a vested right to his or her Account in the event of the termination of the Plan pursuant to section (a), above.

      (c) Any funds remaining in the Trust after termination of the Plan and satisfaction of all liabilities to Participants and others, shall be returned to the Employer.

10.11 EMPLOYER DETERMINATIONS. Any determinations, actions or decisions of the Employer (including but not limited to, Plan amendments and Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board to make such determination or decision.

10.12 CONSTRUCTION. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

10.13 GOVERNING LAW. This Plan shall be governed by, construed and administered in accordance with the applicable laws of the State of Tennessee.

10.14 SEVERABILITY. Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

10.15 HEADINGS. The Article headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

10.16 TERMS. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate.

      IN WITNESS WHEREOF, PERKINS FAMILY RESTAURANTS, L.P., has caused this instrument to be executed by its duly authorized officer, effective as of this 30th day of December, 1998.

                                          PERKINS FAMILY RESTAURANTS, L.P.
                                          By: Perkins Management Company, Inc.,
                                          General Partner

                                          By: /s/ [ILLEGIBLE]
                                              ----------------------------------
                                          Title: Vice President, Human Resources

ATTEST:

By: /s/ Donald F. Wiseman
    ---------------------------
       Donald F. Wiseman
Title: Vice President, General
       Counsel & Secretary

                        PERKINS FAMILY RESTAURANTS, L.P.
                           DEFERRED COMPENSATION PLAN

                                 AMENDMENT NO. 1

Perkins Family Restaurants, L.P. ("Company") established the Perkins Family Restaurants, L.P. Deferred Compensation Plan ("Plan") for a select group of management or highly compensated employees ("eligible Employees") effective as of January 1, 1999.

Section 10.10 of the Plan provides that the Company has the power to amend the Plan. Therefore, the Company hereby amends the Plan as hereinafter set forth effective as of the 1st day of January 2000.

Section 3.1(e) is hereby deleted in its entirety and replaced with the following:

"The maximum amount of compensation that may be deferred each Plan Year is fifty percent (50%) of the Participant's Salary, seventy-five percent (75%) of the Participant's Bonus, and ninety percent (90%) of the Participant's Long Term Incentive Bonus."

Executed this 14th day of September, 1999.

Attest:

                                         Perkins Family Restaurants, L.P.
                                         By: Perkins Management Company, Inc.,
                                             General Partner

By: /s/ Donald F. Wiseman                  By: /s/ [ILLEGIBLE]
    ----------------------------------         ---------------------------------
Title: VP, General Counsel & Secretary     Title: VP, Human Resources


Witness:

By: /s/ [ILLEGIBLE]
    ---------------------------------
Title: Director, Benefits & Systems

                                SECOND AMENDMENT
                                     TO THE
                        PERKINS FAMILY RESTAURANTS, L.P.
                           DEFERRED COMPENSATION PLAN

      The Restaurant Company (the "Company") hereby adopts this Second Amendment to the Perkins Family Restaurants, L.P. Deferred Compensation Plan (the "Plan") on this, the 1st day of August, 2002.

                                   WITNESSETH

      WHEREAS, effective January 1, 1999, the Company created the Plan as a non-qualified deferred compensation plan for the benefit of a select group of management or highly compensated employees; and

      WHEREAS, pursuant to Section 10.10 of the Plan, the Company has the authority to amend the Plan; and

      WHEREAS, effective February 22, 1999, Perkins Family Restaurants, L.P. changed its corporate formation and name to reflect the new equity structure of the company, such that The Restaurant Company hereinafter maintains the Plan; and

      WHEREAS, the Company desires to amend the Company and Plan Name to correctly reflect the legal name of the Company and its Affiliates; and

      WHEREAS, the Company reserved the right to appoint and remove Trustees;
and

      WHEREAS, effective August 1, 2002, the Company appointed a new Trustee for the Plan; and

      WHEREAS, the Company desires to amend the Plan to correctly reflect the name of the current Trustee; and

      WHEREAS, the Company desires to amend the vesting schedule for Matching Contributions under the Plan;

      WHEREAS, the Company desires to amend the Plan to provide for the prompt payout of accounts in the event of a Change of Control; and

      WHEREAS, the Company desires to amend the Plan to reduce and clarify the number of accounts and the payouts of those accounts that may be established under the plan;

      NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended as follows, notwithstanding any other provisions of the Plan to the contrary, except as otherwise indicated herein:

                                       I.

Effective January 1, 2000, Section 1.15 of the Plan is deleted and replaced with the following:

      1.15  COMPANY. The Restaurant Company.

Further. The Restaurant Company is inserted in place of Perkins Family Restaurants. L.P. in each place where the Perkins Family Restaurants, L.P. appears in the Plan document.

                                       II.

Effective January 1, 2000, Section 1.21 of the Plan is deleted and replaced with the following:

      1.21  PLAN. The Restaurant Company Deferred Compensation Plan.

Further, The Restaurant Company Deferred Compensation Plan is inserted in place of Perkins Family Restaurants, L.P. Deferred Compensation Plan in each place where the Perkins Family Restaurants, L.P. Deferred Compensation Plan appears in the Plan document.

                                      III.

Effective August 1, 2002, Section 1.26 of the Plan is deleted and replaced with the following:

      1.26 TRUSTEE. Nationwide Trust Company, FSB, or such other successor that shall become trustee pursuant to the terms of the Plan.

                                       IV.

Effective August 1, 2002, Section 4.2 of the Plan is amended by the addition of
Section 4.2(c) as follows:

      4.2(c) Effective for Plan Years beginning after December 31, 2001, a Participant's Vested Balance in all Matching Contributions under the Plan, including contributions for Plan Years beginning before January 1, 2002, shall be determined on the basis of the following vesting schedule:

Years of Service                            Vested Percentage
Less than 1                                       0%
    1                                             0%
    2                                             0%
    3                                           100%

                                       V.

Effective August 1, 2002, the first paragraph in Section 4.4 of the Plan is deleted in its entirety and is replaced as follows below.

      4.4 CHANGE IN CONTROL. Upon a Change in Control, non-vested amounts shall immediately vest in full and accounts may be paid out in full as soon as administratively feasible, but in any event no longer than 30 days following the date of the Change in Control.

                                      VI.

Effective August 1, 2002, Section 5.1 of the Plan is deleted in its entirety and is replaced as follows:

5.1 ACCOUNTS. The Administrator shall establish and maintain a bookkeeping account in the name of each Participant. The Administrator shall also establish subaccounts, as provided in subsection (a), (b), (c) and/or (d), below, as elected by the Participant pursuant to Article 3.

      (a) A Retirement Account shall be established for each Participant. His or her Retirement Account shall be credited with Deferrals (as specified in the Participant's Deferral Election), any Matching and Discretionary Contributions and the Participant's allocable share of any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal, state and/or local tax withholding, and any social security withholding tax as may be required by law.

      (b) A Participant may elect to establish one or more Education Accounts, up to a maximum number to be determined by the Administrator. Each Participant's Education Account shall be credited with Deferrals (as specified in the Participant's Deferral Election) and the Participant's allocable share of any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal, state and/or local tax withholding, and any social security withholding tax as may be required by law. Prior to August 1, 2002, the Education Account may have been credited with Matching and Discretionary Contributions along with earnings or losses on the foregoing and the Participant may have designated the year the account was to commence payments when it was established.

      (c) A Participant may elect to establish one Fixed Period Account by designating a year of payout at the time the account is initially established. The minimum initial deferral period for Fixed Period subaccounts shall be three (3) years. Each Participant's Fixed Period Account shall be credited with Deferrals (as specified in the Participant's Deferral Election) and the Participant's allocable share of any earnings or losses on the foregoing. Each Participant's Account shall be reduced by any distributions made plus any federal, state and/or local tax withholding, and any social security withholding tax as may be required by law. Prior to August 1, 2002, the Fixed Period Account may have been credited with Matching and Discretionary Contributions along with earnings or losses on the foregoing.

      (d) Prior to August 1, 2002, the maximum combined number of Education and/or Fixed Period subaccount, that a Participant could have at one time was ten (10). Any existing accounts will be grandfathered.

                                      VII.

Effective August 1, 2002, Section 5.2(c) of the Plan is deleted in its entirety and is replaced as follows:

            5.2(c) A Participant may direct that his or her Retirement Account, Education Account and or Fixed Period Account established pursuant to Section 5.1 may be valued as if they were invested in one of more Investment Funds in multiples of one percent (1%) of the balance in any account. A Participant may change his or her selection of Investment Funds as of each business day. An election shall be effective as soon as administratively feasible following the date of the change as indicated in writing by the Participant to the Administrator and communicated to the Trustee.

                                      VIII.

Effective August 1, 2002, Section 6.2(b) of the Plan is deleted in its entirety and is replaced as follows:

      6.2(b) Education Account payouts shall be paid in four annual installments commencing June 30 (or as soon as administratively feasible) of the calendar year in which the student reaches age 18 (or otherwise begins a program of secondary education at an appropriately accredited college or other similar institution), and each anniversary thereafter for the next 3 years in the following amounts:

            Year 1    25% of the account balance
            Year 2    33% of the account balance
            Year 3    50% of the account balance
            Year 4    100% of the account balance

                                       IX.

Effective August 1, 2002, Section 6.4(b) of the Plan is deleted in its entirety.

                                       X.

In all other respects the Plan is ratified and affirmed.

      IN WITNESS WHEREOF, this Second Amendment to the Plan has been executed on this 1st day of August, 2002

                              THE COMPANY:

                              The Restaurant Company

                              By: /s/ Donald F. Wiseman
                                  ----------------------------------------------
                                     Donald F. Wiseman
                              Title: Vice President, General Counsel & Secretary